EXHIBIT 10.5
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                          TERMS OF INSTRUMENT - PART 2

THIS LEASE is made as of the 13th day of December, 1994.

BETWEEN:

                  BCR PROPERTIES LTD., P.O. Box 8770, Vancouver, British Columbia, V6B 4X6

                  (the "Landlord")

AND:

                  RIVERSIDE FOREST PRODUCTS (WILLIAMS LAKE) LIMITED, P.O. Box 4710, Williams Lake, British Columbia, V2G 2V7

                  (the "Tenant")

This Lease witnesses that in consideration of the rents and covenants herein contained, the parties covenant and agree as follows:

BASIC TERMS

1.       The following constitute the basic terms of this Lease:

         (a)      Landlord:             BCR PROPERTIES LTD.

         (b)      Tenant:               RIVERSIDE FOREST PRODUCTS (WILLIAMS
                                        LAKE) LIMITED

         (c)      Address of Tenant:    P.O. Box 4710 Williams Lake, British
                                        Columbia V2G 2V7

         (d)      Civic Address         110.Hodgson Road
                  of Premises:          Williams Lake, British Columbia

         (e)      Plan of               Copy of Plan PGP38208 attached hereto as
                  the Premises          Schedule "A"

         (f)      Legal Description of  Parcel Identifier No: 018-882-862 Lot 1,
                  Premises:             District Lot 71, Cariboo District, Plan
                                        PGP38208 (the "Premises") comprising
                                        26.85 hectares (66.35 acres) of which
                                        25.67 hectares (63.43 acres) comprise
                                        the main portion of the Premises and
                                        1.18 hectares (2.92 acres) comprise the
                                        access road portion of the Premises (the
                                        "Access Road")

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         (g)      Permitted Use         Forest Products Manufacturing Plant
                  of Premises:

         (h)      Term of Lease:        Twenty (20) years

         (i)      Commencement          September 1, 1994
                  of Term:

         (j)      Expiry of Term:       August 31, 2014

         (k)      Rental:               (i)   Annual rent during initial two (2)
                                              year period for the 25.67 hectare
                                              (63.43 acres) Portion of the
                                              Premises:

                                                     $40,500.00

                                        (ii)  Annual Rent during the initial two
                                              (2) year period for the Access
                                              Road, comprising an Area of 1.18
                                              hectares (2.92 acres):

                                                     $300.00

         (l)      Frequency of          (i)   Every two (2) years commencing
                  Rent Adjustment:            September 1, 1996 for the 25.67
                                              hectares (63.43 acres) portion of
                                              the Premises

                                        (ii)  Every two (2) years for the Access
                                              Road commencing September 1, 1996

         (m)      Amount of Security    [Deleted]
                  Deposit:

         (n)      Use of Access Road    See Schedule "B" - Paragraph #7 and Road
                  by Lignum Ltd.:       Licence attached hereto as Schedule "C"

         (o)      Renewal Term(s):      See paragraph 10 of Schedule B

Any reference to the "Basic Terms" shall mean all or the appropriate subparagraph of this paragraph.

DEMISE                     2.       The Landlord hereby demises and leases the
                           Premises comprising 26.85 hectares (66.35 acres) of which 25.67 hectares (63.43 acres) comprise the main portion of the Premises and the 1.18 hectare (2.92 acre) portion of the Premises comprise the access road (as described in the Basic Terms) to the Tenant. Unless otherwise agreed in writing, the term "Premises" includes all buildings and improvements now existing or constructed from time to time and which are affixed to the land.

ADDITIONAL                 3.       This demise of the Premises reserves to the
RIGHTS OF THE              Landlord:


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LANDLORD                            (a)      the right to permit BC Rail Ltd. to
                                             construct, maintain and operate a
                                             track or tracks of railway over any
                                             part of the Premises not actually
                                             covered by permanent buildings or
                                             improvements, or otherwise
                                             disruptive to the Tenant;

                                    (b)      the right to construct, maintain
                                             and use a road across any portion
                                             of the Premises not actually
                                             covered by permanent buildings or
                                             improvements, or otherwise
                                             disruptive to the Tenant, for use
                                             by the Landlord, its employees,
                                             agents, contractors and licensees,
                                             including any tenant of the
                                             Landlord and its employees, agents,
                                             contractors and licensees; and

                                    (c)      the right to enter the Premises for
                                             such purposes.

TERM                       4.       The Tenant shall have and hold the
                           Premises-for the Term (as specified-in the Basic Terms) unless earlier terminated as hereinafter provided.

BASIC RENT                 5.       The Tenant shall yield-and pay each year to
                           the Landlord during the Term the rent specified in the Basic Terms or such other rent as may be determined under this Lease, or by agreement of the parties. The Tenant shall pay rent to the Landlord annually, in advance, at the Commencement of Term (as described in the Basic Terms) and continuing on each anniversary date thereafter, without set-off, deduction or abatement, subject to paragraph 6. As recited under paragraph 1(k) of the Basic Terms, the rental for the 25.67 hectares (63.43 acre) portion of the Premises is.-payable pursuant to paragraph
                           1(k)(i) and the rental for the 1.18 hectares (2.92 acres) comprising the Access Road. is payable pursuant to paragraph 1(k)(ii).

ADJUSTED RENT              6.       The annual rent shall be subject to review
                           and adjustment by the Landlord on those dates specified in the Basic Terms (under Frequency of Rent
                           Adjustment). The revised rent shall reflect: (A) a fair market rent for the 25.67 hectares (63.43 acres) portion of the Premises (excluding buildings and improvements constructed by the Tenant) and such fair market rent is to be based on the market value of the land for comparably zoned land in Williams Lake and region; and (B) the yearly rental for the 1.18 hectare (2.92 acres) comprising the Access Road shall be based upon the minimum annual rental charged by the Landlord for road accesses in effect at the time of each review on the effective date of each adjustment. In the event that Lignum Ltd. no longer requires the use of the access road and the Tenant has sole use of the access road, the Tenant shall pay a rental for the access road area based upon the market value of the land for comparably zoned land in Williams Lake and region.


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ARBITRATION OF
ADJUSTED RENT              7.       If the Tenant notifies the Landlord in
                           writing that it disputes the rent adjusted pursuant to paragraph 6, the dispute shall, unless otherwise agreed within thirty (30) days, be submitted to arbitration before a single arbitrator under the provisions of the COMMERCIAL ARBITRATION ACT of British Columbia, as amended or replaced from time to time. The arbitrator shall determine the rent by comparing the Premises, improved to the extent existing at the commencement of the Term, to other similar lands in comparable locations. Where the rental determined by the arbitrator differs from the rental amount last offered in writing by a party by more than 25%, the arbitrator shall require that party to pay the full cost of the arbitration unless the other party's offer also differs by more than 25%, in which case the cost of the arbitration shall be divided equally. In no event shall the revised rental be less than during the immediately preceding rental period.

DEVELOPMENT                8.       The Tenant shall obtain, at its own expense,
                           all necessary permits, licences, consents and approvals before constructing any buildings or improvements on the Premises, all in accordance with plans and specifications approved in writing by the Landlord, which approval shall not be unreasonably withheld.

UTILITIES AND TAXES        9.       The Tenant shall pay promptly, as and when
                           due:

                                    (a)      for all water, gas, electric light,
                                             power and other utilities used on
                                             or provided to the Premises; and

                                    (b)      for all taxes, rates, levies and
                                             assessments of whatsoever kind and
                                             by whatsoever authority and whether
                                             on land, fixtures, machinery,
                                             equipment or in respect of any
                                             business carried on in the
                                             Premises.

                           The Landlord reserves the right, at its sole option, to require the Tenant to prepay annually, bi-annually, or monthly in advance, the Landlord's estimate of property taxes for the Premises. The Tenant shall promptly on written demand pay any shortfall between its payments and the actual amount of the property taxes, and the Landlord shall promptly remit to the Tenant any overpayment.

TRIPLE NET LEASE           10.      The Tenant acknowledges and agrees that this
                           Lease shall be a completely care-free net lease for the Landlord, who shall have no obligation to maintain or repair or reconstruct any building, structure or equipment on the Premises. The Tenant accepts the premises on an "as is" basis.

ENTRY                      11.      Without limiting the provisions of paragraph
BY THE                     3(a) and (b), the


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LANDLORD                   Tenant shall permit the Landlord, its agents or
                           workmen to enter and view the state of repair of the Premises at all reasonable times and:

                                    (a)    to construct, examine, repair or
                                           rebuild any adjoining premises
                                           belonging to the Landlord,

                                    (b)    to clean, empty or repair any of
                                           the ditches, water courses,
                                           culverts, sewers, drains or
                                           gutters,

                                    (c)    to maintain, repair or rebuild
                                           any sidings, or

                                    (d)    for any other reasonable purpose;

                           and the Landlord shall make good any damage occasioned by the exercise of such rights.

USE                        12.      The Tenant shall not use the Premises nor
                           allow the Premises to be used for any purpose other than that specified in the Basic Terms unless consented to in writing by the Landlord, such consent not to be unreasonably withheld.

                           The Tenant shall not carry on or permit in the Premises, without the consent of the Landlord, such consent not to be unreasonably withheld, any merchandise, goods or things which are objectionable or by which the premises may be damaged.

NUISANCE 13. The Tenant shall not, except in accordance with applicable laws, carry on or permit in the Premises, any act, matter, or thing which may be an annoyance, nuisance, grievance, damage or disturbance to the occupiers or owners of the adjoining lands and premises or of any easement of the whole or any part of the premises.

REPAIR                     14.      The Tenant shall at its expense:

                                   (a)      repair and maintain the Premises,
                                            including water courses,
                                            culverts, sewers, drains and
                                            gutters, in good. and substantial
                                            repair;

                                   (b)      keep the Premises clean, tidy and
                                            free of debris; and

                                   (c)      screen any unsightly area at the
                                            request of the Landlord.

DAMAGE 15. If any building on the Premises which has been constructed by the Tenant is destroyed by fire or otherwise, the Tenant has the option


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                           to apply all available proceeds of insurance towards
                           the repair or reconstruction of such building. If the Tenant elects to repair of reconstruct such building it shall be painted and fixtured to the satisfaction of the Landlord acting reasonably.

INSURANCE                  16.
                           (a)      PUBLIC LIABILITY INSURANCE

                           The Tenant shall insure and keep the Landlord and the Tenant insured against all legal liability for damage to persons (including death) or property caused by the ownership, maintenance, use or occupancy of the Premises, or by any business conducted in the Premises, with an insurance company or companies approved in writing by the Landlord, which approval shall not be unreasonably withheld, and in the minimum amount of FIVE MILLION DOLLARS ($5,000,000.00) or such other minimum amount as the Landlord may from time to time reasonably require in writing. The Landlord shall be named as an additional insured. The Tenant shall pay all premiums necessary for such insurance and on each anniversary date of the Lease shall deliver to the Landlord a copy of each policy of insurance and evidence that premiums have been paid.

                           (b)      INSURANCE VALIDATION

                           The Tenant shall not do or permit anything to be done upon the Premises whereby any policy of insurance required under this Lease may be invalidated. The Tenant will comply with any notice in writing from any insurer of the Premises requiring the construction of works or discontinuance of any operations.

                           (c)      INSURANCE OF BUILDINGS

                           The Tenant shall insure and keep insured throughout the Term, at its sole cost and expense, all risks direct: damage insurance on all buildings and improvements forming part of the Premises with responsible insurance companies and in an amount such as would be carried out-by a prudent owner. The Tenant shall provide the Landlord, on request, with a copy of such insurance. The amount of such insurance shall be no less than the replacement value of all buildings and improvements of the Premises. The Tenant shall include the Tenant's Mortgagee as an additional named insured.

COMPLY WITH LAWS           17.      The Tenant shall perform all of its
                           obligations under and by virtue of any law, statute, bylaw, ordinance, regulation or lawful requirement of any governmental authority, or any public utility or railway company lawfully acting under statutory powers, whether notice is served upon


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                           the Landlord or Tenant.

NOTICES FROM GOVERNMENT    18.      If the Tenant receives any statutory notice
                           lawfully requiring the execution of works, the following shall apply:

                                    (a)      if such notice is served upon
                                             the Tenant, the Tenant shall
                                             forward a copy to the Landlord
                                             and shall (unless a certificate
                                             of exemption is obtained), at
                                             its own expense, execute to the
                                             satisfaction of the Landlord
                                             such works as are required to
                                             comply with the notice; and

                                    (b)      if such notice is served upon
                                             the Landlord, the Landlord shall
                                             notify the Tenant and thereupon
                                             the Tenant shall, at its own
                                             expense, forthwith execute to
                                             the satisfaction of the Landlord
                                             such works as are required to
                                             comply with the notice.

RELEASE AND                19.      The Landlord shall not be liable directly or
INDEMNITY                           indirectly for:

                                    (a)      any loss of or damage to any
                                             building, chattel or property of
                                             any kind to whomsoever belonging
                                             at any time on or used in
                                             connection with the Premises;
                                             and

                                    (b)      any loss of life or injury to
                                             persons' in or upon the
                                             Premises,

                           unless caused by the negligence of the Landlord and those for whom it is responsible at law. The Tenant shall indemnify and save harmless the Landlord from all liabilities, claims and costs in respect of any such loss, damage or injury, including legal fees on a solicitor and own client basis, and in respect of any breach by the Tenant of its obligations under this Lease. If the Landlord, without actual fault on its part, is made a party to litigation begun by or against the Tenant, the Tenant will indemnify and hold harmless the Landlord and pay all costs, expenses and legal fees incurred or paid by the Landlord in connection with the litigation. The provisions of this paragraph 20 shall survive the expiry or earlier termination of this Lease.

ASSIGNMENT                 20.      Subject to Clause 4 of Schedule B of this
                           Lease, the Tenant may assign or sublet all or any portion of the Premises, provided:

                                    (a)      the Tenant is not released from
                                             its obligations under this
                                             Lease;

                                    (b)      the Tenant obtains the prior
                                             written consent of the


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                                             Landlord such consent not to be
                                             unreasonably withheld;

                                    (c)      the Landlord is provided with a
                                             true copy of the proposed
                                             assignment of sublease
                                             agreement;

                                    (d)      the Landlord is satisfied,
                                             acting reasonably, with the
                                             financial covenant,
                                             creditworthiness and business
                                             reputation and history of the
                                             proposed assignee or subtenant;
                                             and

                                    (e)      the use of the Premises shall
                                             not change, without the prior
                                             written consent of the Landlord,
                                             such consent not to be
                                             unreasonably withheld.

REGISTERED CHARGES         21.      The Tenant shall pay all sums owed by it
                           under any conditional sale agreement or other charge registered against the Premises. When all payments have been made, the Tenant shall promptly register a discharge at its own expense in the proper Land Title
                           Office. The Tenant shall not permit any encumbrances against title to the Premises without the consent of the Landlord, such consent not to be unreasonably withheld.

LIENS                      22.      The Tenant shall permit the Landlord to
                           post, and the Tenant shall keep posted in at least two (2) conspicuous places on the Premises, any notices under the provisions of the BUILDERS LIEN ACT of British Columbia, as amended or replaced. The Tenant shall use its best efforts to ensure that no claim of lien shall be filed in respect of any work which may be carried out by it or on its behalf on the Premises. If a claim of lien is filed in respect of any such work, the Tenant shall take all necessary steps to have the claim of lien cancelled and discharged from the Premises within fifteen (15) days of the date the Tenant has knowledge of such filing. The Landlord, in addition to any other right or remedy under this Lease or at law, shall have the right, but shall not be obliged to discharge any claim of lien from the Premises by paying the amount claimed to be due or by procuring a discharge of such lien by deposit in the appropriate court- In such event the Landlord shall be entitled, if it so elects, to expedite the prosecution of any action for the enforcement of such claim of lien by the lien claimant and to pay the amount of the judgment, if any, in favour of the lien claimant with interest and costs. In any such event the Tenant shall reimburse the Landlord for all costs and expenses incurred and monies paid by the Landlord.

                           Notwithstanding anything to the contrary set out in this Lease, if the Tenant gives the Landlord notice that it wants to contest in good faith any lien and if the Tenant deposits with the Landlord or pays into court


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                           the amount of the lien claim plus an amount for costs
                           satisfactory to the Landlord or the court, as the case maybe, then the Tenant may defer paying the lien claim while it contests the claim with due diligence except that if the Tenant's leasehold interest or the Land thereby becomes liable, in the Landlord's reasonable judgement, to forfeiture or sale the Landlord may discharge any such lien. In that case the Tenant will reimburse the Landlord for the amount of the lien and its cost of so discharging.

END OF TERM                23.      On or immediately before the expiry or
                           earlier termination of this Lease, the Tenant shall remove from the Premises all buildings, machinery, materials and things not affixed to the land, and restore the Premises to the satisfaction of the Landlord, acting reasonably, leaving the Premises in a clean and neat condition. If the Tenant does not so remove such buildings, machinery, materials and things, the same shall, without prejudice to the Landlord's right to enforce such removal, become the sole property of the Landlord without any right of the Tenant to compensation. The Landlord shall be entitled to sell such property free and clear of any lien, claim or obligation in favour of the Tenant.
                           The Landlord shall have no obligation to the Tenant with respect to the care, custody and control of such property. The Landlord may sell, move, destroy, lease or abandon such property without notice to the Tenant and without accounting to the Tenant.

QUIET ENJOYMENT            24.      The Landlord covenants with the Tenant for
                           quiet enjoyment.

WAIVER                     25.      No waiver of or neglect by the Landlord to
                           enforce any right to forfeiture of this Lease or right of re-entry upon a breach of any term of this Lease shall be deemed a waiver of such rights upon any subsequent breach.

LANDLORD NOT RESPONSIBLE   26.      The Landlord shall not be responsible, and
FOR DAMAGE BY WATER        the Tenant shall be solely responsible for any loss,
                           damage or expense caused by overflow or leakage of water from any part of any building on the Premises or to or from any adjoining lands or buildings unless caused by the negligence of the Landlord and those for whom it is responsible in law.

TENANT TO                  27.      If, at any time before or after the expiry
REPAY LANDLORD             or earlier termination of this Lease, the Landlord
FOR CERTAIN                suffers or incurs any damage, loss or expense or
EXPENSES                   makes any payment for which the Tenant is liable
                           hereunder by reason of any failure of the Tenant to observe or comply with any of the covenants of the Tenant contained in this Lease, even if such expense is incurred at the option of the Landlord, then, in every such case, the


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                           amount of damage, loss, expense or payment shall be
                           payable by the Tenant to the Landlord on demand. The Landlord shall have the right, at its option, to add the cost or amount of such damage, loss, expense or payment to the rent. Any such amount shall thereupon immediately be due and payable as rent recoverable in the manner provided by law for the recovery of rent in arrears. The Landlord shall be entitled to collect the full amount in damages without any claim of offset from the Tenant based on the value of property left on the Premises by the Tenant, which property shall be forfeited absolutely to the Landlord pursuant to paragraph 24 without recourse by the Tenant.

WASTE AND EARTH MOVING     28.      The Tenant shall not:

                                    (a)     commit, allow disposal of or
                                            treat waste upon the Premises
                                            without the prior written consent
                                            of the Landlord; or

                                    (b)     materially alter or damage the
                                            surface or subsurface of the
                                            Premises, either by unloading
                                            fill, moving the earth, dumping
                                            or grading, without the prior
                                            written consent of the Landlord,
                                            such consent not to be
                                            unreasonably withheld.

TIMBER AND GRAVEL          29.      The Tenant shall not:

                                    (a)     cut down timber or allow timber to
                                            be cut down on the Premises; or

                                    (b)     remove or allow gravel, rock or soil
                                            to be removed from the Prems,

                                    (c)     without the prior written consent of
                                            the Landlord.

DEFINITION OF HAZARDOUS    30.      "Hazardous Substances" means any substance
SUBSTANCES                 which is hazardous to persons or property and
                           includes, without limiting the generality of the foregoing, any contaminant, pollutant, dangerous substance, noxious substance, hazardous waste, special waste, flammable, explosive, radioactive material, urea formaldehyde foam insulation, asbestos, PCBs and any other substance or materials declared or defined to be hazardous or toxic contaminants, in or pursuant to any applicable federal, provincial or municipal statute or by-law.

TENANT'S ENVIRONMENTAL     31.      The Tenant shall, at its own cost and
COVENANT                   expense:

                                    (a)     comply with all laws and
                                            regulations from time to time in
                                            force regulating the
                                            manufacture, use, storage,


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                                            transportation, treatment,
                                            removal or disposal of waste and
                                            Hazardous Substances; and

                                    (b)     not bring onto the Premises or
                                            permit the presence of any Hazardous
                                            Substances except in accordance with
                                            applicable law and without the prior
                                            written consent of the Landlord,
                                            such consent not to be unreasonably
                                            withheld if the Hazardous Substance
                                            is used in the Tenant's normal
                                            conduct of business. The Tenant
                                            shall, at its own expense promptly
                                            and diligently remove the
                                            unauthorized Hazardous Substances
                                            from the Premises. The Tenant shall,
                                            at its own expense, remedy any
                                            damage to the Premises caused by
                                            such event or breach.

INQUIRIES BY THE LANDLORD  32.      The Tenant hereby authorizes the Landlord to
                           make enquiries from time to time with respect to the Tenant's compliance with any laws and regulations pertaining to the Tenant, the Tenant's business and the Premises, including without limitation, laws and regulations pertaining to Hazardous Substances and the protection of the environment. The Tenant shall provide such written authorization as the Landlord may reasonably require in order to facilitate the obtaining of such information.

INSPECTION OF GOODS        33.       The Landlord may at any time and from
                           time to time inspect the Tenant's goods upon the Premises and the Tenant's records for purpose of identifying the nature of goods and the existence of any Hazardous Substances. The Tenant shall assist the Landlord in such inspections.

OWNERSHIP OF HAZARDOUS     34.      If the Tenant brings or creates upon the
SUBSTANCES                 Premises any hazardous Substances then,
                           notwithstanding any rule of law to the contrary, such Hazardous Substances shall be and remain the sole and exclusive property of the Tenant and shall not become the property of the Landlord notwithstanding the degree of affixation to the land and notwithstanding the expiry or earlier termination of this Lease.

SURVIVAL OF COVENANTS      35.      The obligations of the Tenant relating to
                           Hazardous substances shall survive the expiry or earlier termination of this Lease. If the performance of those obligations requires access to the Premises, the Tenant shall have such access only at such times and upon such terms and conditions as the Landlord may specify. The Landlord may, at the Tenant's cost and expense, undertake the performance of any necessary work in order to complete such obligations of the Tenant. Having commenced such work, the Landlord shall have no obligation to the Tenant to complete such work.


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DEFAULT                    36.      If any one of the following occurs:

                                    (a)      the Tenant fails-to-.pay rent as
                                             required after ten (10) days'
                                             notice in writing from the
                                             Landlord;

                                    (b)      the Tenant fails to remedy any
                                             breach or non-performance of its
                                             obligations under the Lease after
                                             thirty (30) days' notice in writing
                                             from the Landlord, or in the case
                                             of any such default which would
                                             reasonably require more than thirty
                                             (30) days notice period if the
                                             Tenant does not thereafter promptly
                                             and diligently proceeds with the
                                             rectification of any such default
                                             other than in respect of the
                                             matters referred to in
                                             subparagraphs (c) to (j) for which
                                             no notice is required;

                                    (c)      any of the goods and chattels of
                                             the Tenant on the Premises at
                                             any time during the Term are
                                             seized or taken in execution or
                                             attachment by a creditor of the
                                             Tenant;

                                    (d)      the Tenant makes an assignment
                                             for the benefit of creditors;

                                    (e)      a receiver-manager is appointed
                                             to control the conduct of the
                                             business on or from the
                                             Premises;

                                    (f)      The Tenant becomes bankrupt or
                                             insolvent or takes the benefit
                                             of an Act now or hereafter in
                                             force for bankrupt or insolvent
                                             debtors;

                                    (g)      an order is made for the
                                             winding-up of the Tenant;

                                    (h)      the Premises, without the
                                             written consent of the Landlord,
                                             such consent not to be
                                             unreasonably withheld, remain
                                             vacant for a period of thirty
                                             (30) days;

                                    (i)      the Premises are used by any
                                             other persons than those
                                             entitled to use them under the
                                             terms of this Lease; or

                                    (j)      the Tenant, without the written
                                             consent of the Landlord,
                                             abandons or attempts to abandon
                                             the Premises or sells or
                                             disposes of its goods or
                                             chattels or removes any of them
                                             from the Premises so that there
                                             would not in the event of their
                                             abandonment, sale or disposal be
                                             sufficient goods on the Premises
                                             subject to distress to satisfy
                                             all rent due or accruing due
                                             hereunder;

                           the then current month's rent and the next ensuing three (3) months rent, if not yet paid, shall immediately become due and payable as accelerated rent and the Landlord may re-enter and take possession of the Premises as though the Tenant were holding over after the expiration of the Term and the Lease, at the option of the Landlord, will immediately be forfeited and ended. In every one of the cases above mentioned the accelerated rent may be recovered by the Landlord in the same manner as rent reserved and in arrears and the option will be considered to have been exercised if the Landlord or its agents give notice to that effect to the Tenant.

RIGHT TO RELET             37.      If the Landlord re-enters, as provided in
                           paragraph 37, it may either terminate this Lease or it may from time to time without terminating the Tenant's obligation under this Lease, make alterations and repairs considered by the Landlord necessary to facilitate a reletting, and relet the Premises or any part thereof as agent of the Tenant for such term or terms and at such rental or rentals and upon such other terms and conditions as the Landlord in its reasonable discretion considers advisable. Upon each reletting all rent and other monies received by the Landlord-from the reletting will be applied, first to the payment of indebtedness other than rent due hereunder from the Tenant to the Landlord, second to the payment of costs and expenses of the reletting including brokerage fees and solicitor's fees and costs of the alterations and repairs, and third to the payment of rent due and unpaid hereunder. The residue, if any, will be held by the landlord and applied in payment of future rent as it becomes due and payable. If the rent received from the reletting during a month is less than the rent to be paid during that month by the Tenant, the Tenant will pay the deficiency to the Landlord. The deficiency will be calculated and paid monthly. No re-entry by the Landlord will be construed as an election on its part to terminate this Lease unless a written notice of that intention is given to the Tenant.

TERMINATION FOR BREACH     38.      Despite a reletting without termination, the
                           Landlord may elect at any time to terminate this Lease for a previous breach. In addition to other remedies, the Landlord may recover from the Tenant.

                                    (a)      all damages it incurs by reason
                                             of the breach;

                                    (b)      the cost of recovering the
                                             Premises; and

                                    (c)      the worth at the time of
                                             termination of the excess, if
                                             any, of the amount of rent and
                                             charges equivalent to rent
                                             reserved in this Lease for the
                                             remainder of the Term over the
                                             then reasonable rental value of
                                             the Premises for the
                                             remainder of the Term,

                           all of which amounts, together with related legal fees on*a solicitor and own client basis, immediately will be due and payable by the Tenant to the Landlord.

MEANING OF RENT            39.      Any monetary amount owing under this
                           Lease to the Landlord, including any amount owing to the Landlord under paragraph 28, shall be deemed to be rent and shall be collectible as rent.

ENUREMENT                  40.      This Agreement shall enure to the benefit of
                           and be binding upon the parties hereto and their successors and permitted assigns.

SEVERABILITY               41.      Should any part of this Agreement be
                           declared or held invalid for any reason, such invalidity shall not affect the validity of the remainder which shall continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion. It is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter-declared or held invalid.

NUMBER AND GENDER          42.      All references to any party to this
                           Lease shall be read with such changes in number and gender as the context off this Lease or reference to the parties may require.

NOTICE                     43.      Any notice to be served hereunder shall be
                           deemed to be sufficiently served on the Tenant or the Landlord if delivered or sent by registered prepaid mail addressed and sent to the Tenant at its address given in the Basic Terms or to the Landlord at its address at:

                                    P.O. Box 8770
                                    Vancouver, British Columbia V6B 4X6
                                    Attention: Manager, Income Properties

                           or at such other address as either party shall designate from time to time in writing to the other party. Any notice so served by registered prepaid mail shall be deemed to have been served at the expiration of three (3) days after it is posted in any post office in the Province of British Columbia except that if there is an actual or reasonably anticipated mail strike, slow down or labour dispute, which might affect delivery then the notice will be effective if actually delivered by hand, by courier or by facsimile transmission.

TIME                       44.      Time shall be of the essence of this Lease.

MARGINAL NOTES             45.      The marginal notes in this Lease are solely
                           for the purpose of more convenient reference and not for construction or interpretation.

REGISTRATION               46.      This Agreement shall be submitted for
                           registration under the Land Title Act-of British
                           Columbia.

ADDITIONAL TERMS           47.      The additional terms set forth in Schedule
                           "B", if any, are incorporated into and form part of this Lease.

EFFECTIVE DATE             48.      Notwithstanding the provisions of this
                           Lease, the Landlord and the Tenant agree that the original Lease-dated November 13, 1967 made between
                           Jacobson Bros. Forest Products Ltd. (now Riverside
                           Forest Products (Williams Lake) Limited) and BCR
                           Properties Ltd. shall remain in full force and effect until such time as this Lease has been fully executed and delivered by each of the Landlord and Tenant to the other (the Effective Date and the Original Lease shall, from and after the Effective Date, be superceded and replaced by this Lease, without any further written agreement and all of the obligations of the Landlord and the Tenant to one another in respect to the Premises (save and except any liability or obligation owing by either party to the other made under the Original Lease in respect of any matter-arising prior to the Effective Date, which shall be governed by the original Lease) shall be governed by this Lease).

IN WITNESS WHEREOF the parties have executed this Lease as of date first above written on Form C attached hereto which forms a part hereof.

                                  SCHEDULE "B"

                                ADDITIONAL TERMS


(1)      REMOVAL OF IMPROVEMENTS

The Landlord acknowledges and agrees that the Tenant may remove on or before the end of the Term any building, structure of improvement which the Tenant has constructed or installed provided:

         (a) such building, structure or improvement is removed at the expense of the Tenant;

         (b) the Tenant is not in default of its obligation to pay rent under the Lease;

         (c) if such building, structure or improvement is not removed by the expiry or earlier termination of the Term then, at the Landlord's sole election, either title to that improvement shall vest absolutely in the Landlord or the Landlord, without further notice to the Tenant, shall be entitled to demolish or remove, in whole or in part, or sell such improvement all at the Tenant's expense, which expense shall immediately be paid by the Tenant to the Landlord;

         (d) the Tenant agrees not to lien, charge or encumber such building, structure or improvement at any time during the Term without the prior written consent of the Landlord, such consent not to be unreasonably withheld; and

         (e) The Tenant acknowledges and agrees that it may not remove, before the end of the Term, any building, structure of improvement which the Tenant has constructed or installed without the Tenant's Mortgagee's consent, such consent not to be unreasonably withheld.

(2)      ADDITIONAL DEFINITIONS

In Schedule B of this Lease the following terms have the following meanings:

         "MORTGAGE"- means a-mortgage or mortgages of the leasehold interest-of the Tenant in the Premises or any part thereof and includes a deed of trust and mortgage to secure any bonds or debentures issued thereunder;

         "TENANT'S MORTGAGEE" - means a Person who holds a charge by way of assignment or sublease against the Lease and the Tenant's leasehold interest in the Premises pursuant to a mortgage, debenture, deed of trust and mortgage, or other security instrument evidencing the Tenant's indebtedness or liability to such person; and

         "PERSON" - means any association, society, corporation, individual, joint stock company, joint venture, partnership, trust, unincorporated organization or government authority which has statutory jurisdiction with respect to any matter referred to in this Lease.

(3)      ASSIGNMENT AND SUBLETTING

Notwithstanding any other provisions in this Lease and provided the Tenant is not in default of its obligations under this Lease the Tenant may assign or sublet all or any portion of the Premises without the consent of the Landlord:

         (a) to an affiliate of the Tenant as defined in the COMPANY ACT of British Columbia;

         (b) to a successor of the Tenant by amalgamation, merger or other corporate organization;

         (c) to a Person who is acquiring a majority of the Tenant's operations in the Province of British Columbia; and

         (d) to a Person who will become the Tenant's Mortgagee by way of assignment under this Section 3 as security for a bona fide borrowing by the Tenant;

provided in each case, except for subparagraph (d) above, the proposed assignee or subtenant executes and delivers to the Landlord a binding agreement whereby the assignee or subtenant agrees with the Landlord to assume the Tenant's obligations under this Lease from and after the effective date of such assignment or sublease. In any other case, the Tenant will not assign or sublet the whole or any part of the premises other than in accordance with paragraph 21 of this lease. For greater certainty, it is understood and agreed that in the event of any assignment or sublease the Tenant shall not be released from its obligations under this Lease.

(4)      NOTICE TO AND REMEDIES OF TENANT'S MORTGAGEE

No re-entry, forfeiture or termination of this Lease or any other action by the Landlord whatsoever in respect of a default by the Tenant will be valid against the Tenant's Mortgagee who has filed with the Landlord a notice of mortgage and who has specified an address for notice unless:

         (a) the Landlord has first given to the Tenant's Mortgagee notice of the default or contingency which notice shall specify the nature of the default or contingency and state the Landlord's intention to take proceedings in respect thereof; and

         (b)      the Tenant's Mortgagee fails to:

                  (i) cure the default, with respect to any non-payment of rent or additional rent or any other sums required to be paid to the Landlord by a provision of this Lease, within a period of ten (10) days from the date of the receipt of that notice by the Tenant's Mortgagee; or

                  (ii) in the case of any breach or non-performance by the Tenant under this Lease, remedy same within a period-after the receiving of such written notice from the Landlord, which period is the greater of:

                           (1)      60 days; and

                           (2) such longer time as is reasonable for. the remedying of such default or non-performance, provided the Tenant's Mortgagee has commenced to remedy same within a period of ten (10) days from the date of the receipt of such notice and thereafter proceeds to remedy same with reasonable diligence.

The Landlord and the Tenant hereby grant the Tenant's Mortgagee access to the Premises for-the aforesaid purpose.

Notwithstanding the provisions hereof or the provisions of any Mortgage, unless and until. the Tenant's Mortgagee has foreclosed or taken possession of the Lease, nothing herein or therein contained shall render the Tenant's Mortgagee a mortgagee in possession or liable to the Landlord under the Lease for the fulfillment or nonfulfillment of any or the obligations of the Tenant thereunder.

(5)      BANKRUPTCY OR INSOLVENCY OF TENANT

Notwithstanding any other provisions in this Lease, the bankruptcy, insolvency or re-organization of the Tenant under any laws then applicable or the appointment of a trustee for the benefit of creditors, receiver, interim receiver, receiver-manager or custodian or liquidator of all or any portion of the property of the Tenant will not be a breach of this Lease so long as this Lease is otherwise complied with and so long as any liquidator, custodian, trustee, receiver, interim receiver or other such person agrees to be bound by the Tenant's obligations under this Lease as if it were the Tenant.

(6)      REALIZATION BY THE MORTGAGEE

At any time during the Term of this Lease and after the Tenant's Mortgagee makes a demand for payment under the Mortgage, the Tenant's Mortgagee, upon giving notice to the Tenant and the Landlord, shall, notwithstanding any provision to the contrary in this Lease, be entitled to:

         (a) exercise any and all of the rights, privileges, benefits. and remedies of-the Tenant under this Lease all in accordance with and subject to the provisions of this Lease and, in such case, the Landlord and the Tenant's Mortgagee shall comply with and be bound by all the terms and conditions of the Lease as if the Tenant's Mortgagee had been an original party thereto and as if the Lease had been executed on and as of the date of such notice (but without extending the term of the Lease beyond its original expiry date) and from the date of receipt by the Landlord of the notice contemplated herein, the Landlord shall make all payment contemplated thereunder in accordance with directions given by the Tenant's Mortgagee and no directions relating to the Lease shall be given by the Tenant or acted upon by the Landlord unless. and until the Landlord is otherwise directed by further notice in writing from the Tenant's Mortgagee;

         (b) require the Landlord to enter into a replacement lease ("Replacement Lease") on the same conditions and provisions ad are contained in this Lease for the balance of the Term provided that the Landlord's obligations to grant such Replacement Lease shall be conditional upon the Landlord being paid any monies lawfully due and owing under the Lease prior to-the date of the Replacement Lease with:

                  (i)      the Tenant's Mortgagee; or

                  (ii) any Person to whom the Tenant's Mortgagee has assigned the right, title and interest of the Tenant under the Lease, provided such assignment has otherwise occurred in accordance with the provisions of this Lease, including without limitation, the provision requiring the Landlord's prior consent to such assignment, if applicable;

         if the Tenant's Mortgagee so elects within 30 days after:

                  (1) the receipt of notice from the Landlord that the Landlord is entitled to and elects to terminate the Lease by re-entry, forfeiture or otherwise; or

                  (2) the Tenant has filed or there is filed against the Tenant a petition in bankruptcy or insolvency or for any reorganization of for the appointment of a receiver, receiver-manager, interim receiver, liquidator, custodian or trustee of all or a portion of the property of the Tenant or the Tenant makes an assignment for the benefit of creditors or is otherwise liquidated, wound-up or dissolved.

(7)      USE OF ACCESS ROAD BY LIGNUM LTD.

The Tenant covenants and agrees to grant to Lignum Ltd. a licence to use the Access Road. Such license shall be on substantially the same terms and conditions as those contained in the existing licence agreement, a copy of which is attached hereto as Schedule "C", and otherwise on such terms and conditions as are acceptable to Lignum Ltd. and the Landlord. The Tenant covenants and agrees to finalize the terms of such licence within 30 business days of the execution of this Lease by the Landlord.

(8)      SALE BY LANDLORD

The Landlord shall not sell, transfer, assign or otherwise dispose of (for value or otherwise) all or any part of its right, title or interest in the Lease unless the assignee thereof agrees to assume the obligations of the Landlord hereunder.

(9)      NO SURRENDER OR AMENDMENT

The Landlord will not accept the surrender of, modify, amend or agree to accept the surrender of, modify or amend this lease without giving the Tenant's Mortgagee thirty.(30) days prior written notice.

(10)     AUTOMATIC RENEWAL

At the expiration of this Term, this lease shall be automatically renewed for one (1) year and from year to year thereafter as a year to year lease, until the year 2023, such that the last automatic renewal date will be September 1, 2023 and such renewal term shall expire August 31, 2024, terminable by either party on ninety (90) days notice in writing, upon and subject to all the terms and conditions herein contained except as to annual rent which shall be reviewed and adjusted every two (2) years in accordance with Paragraph 6 - Adjusted Rent. The Tenant acknowledges and agrees that 90 days written notice is adequate and reasonable notice for the Tenant to remove its fixtures and vacate the Premises.

                              ACCESS ROAD AGREEMENT


THIS AGREEMENT is deemed to be in effect. March 1, 1988.

BETWEEN:

                  BCR PROPERTIES LTD.

                  ("BCR")

AND:

                  LIGNUM LIMITED
                  3500 - 666 Burrard Street
                  Vancouver, British Columbia
                  V6C 2X8

                  and

                  JACOBSON BROS. FOREST PRODUCTS
                  180 Hodgson Road
                  Williams Lake, British Columbia

                  ("L & J")

WHEREAS:

A. BCR is the registered owner of the following lands in the Cariboo District, Province of British Columbia, described as:

                  An unsubdivided portion of
                  District Lot 71,
                  Cariboo District,
                  as shown in the drawing attached as Schedule
                  ("Lands").

B. L & J desire to use the Access Loa& which traverses Lands as outlined in red ink on the drawing attached as A" ("Access Road").

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants in this Agreement and other good and valuable consideration the parties agree as follows:

1. BCR grants to L & J and their employees, servants, agents, representatives, invitees, visitors and licensees ("L & J's Invitees") the exclusive right to pass over the Access Road with its vehicles and machinery for the purpose of ingress and egress ("Use") for a term of five years commencing April, 1987 ("Term").

2. L & J shall pay to `SCR as rent for the term, the sum of $75.00 payable in advance.

3. BCR may increase the rental rate at the commencement of each extended term provided BCR gives L & J written notice of such increase no less than six
(6) months prior to the commencement of that extended term.

4. L & J shall take all reasonable precautions in line with their authorized use to prevent fires on the Lands.

5. L & J shall repair and maintain the Access Road, shall apply for and obtain all necessary permits, licences, consents and approvals required for the maintenance of the Access Road.

6. Upon request by BCR, L & J shall supply and post a substantial notice immediately adjoining the Access Road in the close proximity of the entrance from the Bella Coola/Chilcotin Highway to restrict the Access Road to the Use described in paragraph 1 herein.

7. BCR reserves the right of access over and along the Access Road for use by its employees, agents and invitees and for the use of vehicles thereon provided BCR does not interfere with L & J's use of the Access Road.

8. L & J shall not assign, transfer or dispose of the rights or privileges hereby granted, without the consent in writing, first obtained, of BCR.

9. L & J shall institute and maintain at is sole expense insurance for comprehensive general public liability and property damage including personal liability, indemnifying and protecting BCR and Lignum against any casualty or claim resulting from the Use of the Access Road in an amount not less than Two Million ($2,000,000.00) Dollars in respect of occurrences in or upon the Access Road. L & J, on request by BCR, will deliver to BCR the Certificate of Insurance showing evidence of each insurance policy under which such insurance has been effected and evidence that premiums have been paid. If L & J shall at any time fail to insure or keep insured as required by this clause, BCR may at its option, do all things necessary to effect or maintain such insurance and any and all costs incurred by BCR in so doing shall be collectible from L & J as rent.

10. L & J shall indemnify BCR and save it harmless from all costs and expenses caused to or Incurred by BCR and from all claims and demands, looses, costs, damages, actions, suits or other proceedings by whomsoever made, brought or prosecuted, in any manner based upon, arising out of or connected with, the Access Road.

11. This Agreement shall remain in force until terminated by either party, which either party may do at any time by giving to the other party a written notice naming therein a date at least three (3) months from the giving of such notice upon which this Agreement shall terminate, and on the day so named in such notice this Agreement and all rights and privileges thereunder shall come to an end, provided that notwithstanding such termination, L & J shall continue to be liable to SCR for all payments due and obligations incurred thereunder prior to the date of such termination.

12. Lignum Limited or Jacobson Bros. Forest Products may each terminate its obligations under the Agreement, and the remaining party may either continue its obligations under the Agreement, or terminate the Agreement. In the event that the remaining party decides to continue the Agreement, it shall undertake all the rights and obligations of L & J and the terminating party shall continue to be liable to BCR for all payments due and obligations incurred thereunder prior to the date of such termination.

13. Upon exercise, of termination, or cancellation thereof, whichever is the sooner, the Access Road and all improvements thereon shall revert to BCR, and L & J shall have no claim upon the Lands to which this Agreement applied, nor shall BCR be entitled to any claims for compensation in respect of same.

14. Notice required to be given under this Agreement shall be in writing and deemed to be sufficiently delivered if mailed by prepaid registered mail to the addresses set out above (or such other addresses as the parties-may from time to time advise in writing) and such notice shall be deemed to have been received within forty-eight (48) hours of-the mailing thereof.

15. This Agreement shall enure to the benefit of and be binding upon the parties hereto, their successors and assigns.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed the day and year first above written.

BCR PROPERTIES LTD.


Per:     ________________________



LIGNUM LIMITED


Per:     ________________________



JACOBSON BROS. FOREST PRODUCTS


Per:     ________________________